UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 25, 2018

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2741 Walnut Avenue, Suite 200, Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2018, Foundation Building Materials, LLC (“FBMLLC”), FBM Canada SPI, Inc. (“Canada SPI”) and FBM Logistics, LLC (“Logistics”) (collectively, FBMLLC, Canada SPI and Logistics referred to as the “Sellers”), wholly owned subsidiaries of Foundation Building Materials, Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with SPI LLC ( the “Purchaser”), pursuant to which FBMLLC and Logistics agreed to sell, and Purchaser agreed to acquire, (i) all right, title and interest in, to and under all of the assets, properties and business of the mechanical insulation segment of the Company in the U.S. (the “U.S. Business”), excepting certain excluded assets (the “Purchased Assets”), and (ii) all outstanding shares of Canada SPI (the “Stock”), representing the business in Canada (the “Canadian Business”). The U.S. Business and the Canadian Business are referred to collectively as the “Business.”

As aggregate consideration for the Purchased Assets and the Stock, the Purchaser will pay $122.5 million in cash at the closing of the transaction (subject to certain working capital and other pre- and post-closing adjustments as set forth in the Purchase Agreement) and assume certain post-closing liabilities. The Purchase Agreement contains customary representations, warranties and covenants made by each of the Purchaser and the Sellers, as well as mutual indemnification obligations.

The transactions contemplated by the Purchase Agreement are subject to certain closing conditions, including: (i) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers); (ii) each party’s compliance with its covenants and agreements contained in the Purchase Agreement (subject to customary materiality qualifiers); (iii) the execution by the parties of certain ancillary agreements, (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (v) other customary closing conditions.

The Purchase Agreement may be terminated under certain circumstances, including: (i) by mutual written consent of the parties, (ii) by the Sellers, if the Purchaser breaches certain of its obligations under the Purchase Agreement, subject to a cure period; (iii) by the Purchaser, if the Sellers breach certain of their obligations under the Purchase Agreement, subject to a cure period; (iv) by either party on or after the earlier of December 4, 2018, the date of a permanent injunction prohibiting the closing, or the date of effectiveness of any law that makes the consummation of the transaction illegal or otherwise prohibited; or (v) by the Sellers, if all conditions to the closing in Article 7 of the Purchase Agreement have been satisfied or waived and the Sellers have notified the Purchaser in writing that they either irrevocably confirm that the conditions to the obligations of the Sellers to consummate the transactions contemplated by the Purchase Agreement set forth in Article 8 of the Purchase Agreement have been satisfied or that the Sellers are irrevocably waiving such conditions and that Sellers are ready, willing and able to consummate such transactions and the Purchaser fails to consummate such transactions within five business days after the later of the date of delivery of the written notice and the date upon which the closing of such transactions was required to occur.

The Purchase Agreement contemplates the entry by the parties into certain ancillary agreements as of the closing of the transaction, including: (i) a Transition Services Agreement between the Sellers and Purchaser to which the Sellers will provide certain services to accommodate the transition of the Business to the Purchaser; (ii) an Assignment Agreement and Bill of Sale by and among the Purchaser, Logistics and FBMLLC; (iii) an Escrow Agreement; and (iii) other customary agreements, instruments and certificates contemplated thereby.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Purchase Agreement as an exhibit to a forthcoming periodic financial report.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the matters described under Item 1.01, which description is incorporated herein by reference, the Company estimates it will incur certain material costs associated with management’s plan to exit the Business, including, but not limited to, legal and other transaction advisory fees, and other transaction related costs. The costs associated with the sale of the Purchased Assets and the Stock that the Company can currently reasonably estimate are expected to be approximately $5.3 million, consisting of $3.4 million in third-party advisor costs and $1.9 million for one-time employee payments. However, certain other costs associated with selling or exiting the Purchased Assets and the Stock are not currently reasonably estimable. At future reporting dates, the Company will present the Business as discontinued operations as the Business meets the held for sale criteria as determined under accounting principles generally accepted in the United States.

All of the above charges, the nature of such charges and the effect of such charges are estimates and are subject to change.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2018, Kyle Volluz, a Class II member of the Board of Directors (the “Board”) of the Company, resigned from the Board, effective immediately. The resignation did not result from any disagreement with the Company. The size of the Board will be reduced from ten members to nine members as Mr. Volluz will not be replaced on the Board.

Rafael Colorado, a Class I member of the Board, will replace Mr. Volluz on the Nominating and Corporate Governance Committee. Mr. Colorado will serve as the chair of such committee.

Item 7.01. Regulation FD Disclosure.

On September 27, 2018, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company intends to reference a slide deck (the “Presentation”) during the Company’s conference call relating to the transaction that is referenced in the press release attached as Exhibit 99.1. A copy of the Presentation can be accessed on the Company’s website - investors.fbmsales.com by going to the “Events and Presentations” section and selecting “Read More Events and Presentations.”

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Foundation Building Materials, Inc. on September 27, 2018.

Forward-Looking Statements

This filing contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements made in this filing relate to, among other things, estimated costs from the divestiture of assets. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. The Company does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: September 27, 2018	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary